DISTRIBUTOR AGREEMENT                                            EXHIBIT 10.21


Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The appropriate section has been marked at the appropriate place with a star (*).


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


DISTRIBUTOR AGREEMENT                                              EXHIBIT 10.21



     This Distributor Agreement (the "Agreement") is made this 30th day of October, 1996, by and between Alcide Corporation ("Alcide"), a Delaware corporation whose offices are located in Redmond, Washington, and ABS Global, Inc. ("ABS"), a Delaware corporation whose offices are located in DeForest, Wisconsin.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

     1.   DEFINITIONS

     As used herein, the term

          1.1 "Contract Term" shall mean that period referenced in Schedule A attached hereto, which Schedule may be revised annually during the term of this Agreement pursuant to Section 5.1.

          1.2  "Product" shall refer to Alcide external teat dip products.

          1.3 "Territories" shall mean those countries outside the U.S. that are set forth on Schedule B. Other territories may be added by agreement between Alcide and ABS and said agreement shall be in writing and appended to this contract.

     2.   APPOINTMENT AND AUTHORITY OF ABS

          2.1 Subject to the terms and conditions of this Agreement, Alcide hereby appoints ABS as the exclusive distributor of the Product for the Territories. Alcide shall not license or appoint any other person, corporation or other entity, or authorize any other person, corporation or other entity to act as a distributor for the Product in the Territories. ABS hereby accepts said appointments and agrees to actively promote and sell the Product in the Territories. ABS shall not sell a competing teat dip product in the Territories during the term of this Agreement. The parties acknowledge that ABS is marketing a pre-moistened towel product which shall not be considered a breach of this Agreement.

          2.2 ABS may appoint agents, dealers, or sales representative to act on ABS's behalf for sales of the Product in the Territories provided that any compensation to such agents, dealers, or representatives shall be solely ABS's responsibility.

          2.3 Subject to the terms and conditions of this Agreement, ABS is authorized to sell the Product in such manner, at such prices and upon such terms as ABS shall determine. ABS is an


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


independent contractor, not an agent or employee of Alcide. ABS may continue to supply accessories (cups, pumps, etc.) relating to the Product.

          2.4  A.   Labeling of the Product shall be as mutually determined by
Alcide and ABS but shall include a notice of distribution by ABS including ABS's trade names and trademark. Any changes to Product labels shall be mutually agreed upon by Alcide and ABS. ABS agrees to reimburse Alcide for the design, plates and printing costs of any labels changed and/or remaining at the termination of this Agreement.

               B. In any of ABS's activities relating to the promotion and sale of the Product, Alcide's name and trademark shall always be prominently displayed to protect Alcide's rights and goodwill in the same. Whenever Alcide's corporate name and trademark are used in advertising and promotional programs, Alcide retains the right to review and approve same.

          2.5 All trade names, trademarks and product names (the "Intellectual Property"), excluding the ABS and American Breeders Service trademarks, under which Product is sold shall be the property of Alcide.

          2.6 All product registrations shall be in the name of Alcide, if possible, or if not, then the name of ABS, or Alcide's and ABS's mutually agreed designee. If this Agreement is terminated with respect to any Territory or portion thereof for any reason, ABS will promptly and fully cooperate with the transfer of product registrations to Alcide's designee for such Territory.

          2.7  A.   If Alcide shall develop external teat dip products, Alcide shall give ABS the right of first refusal to market these Products in each Territory covered by this Agreement.

               B. If Alcide shall develop and distribute additional bovine health products through distributors other than ABS, Alcide shall not establish trade name(s) for such product(s) or promotional and/or advertising programs with respect to such product(s) which could be reasonably construed by the end user as associating such product(s) with ABS.

          2.8 If this Agreement is terminated by ABS prior to its scheduled termination date, ABS will not introduce or market a product formulated with technology covered by Alcide patents or products sold by ABS under this Agreement, provided however, in such event, ABS will be permitted to distribute a competitive line of uddercare products.

     3.   TERMS AND CONDITIONS OF SALES

          3.1 All of ABS's orders for the Product shall be subject to the terms and conditions set forth in this Section 3; no additional or different terms set forth in ABS's or Alcide's purchase order, acknowledgment or other forms or correspondence (other than an amendment to this Agreement pursuant to Section 7.1 hereof) shall govern any sales of the Product by Alcide to ABS.


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


          3.2 Alcide shall be responsible for appropriately packaging all Product in packages suitable for use by ABS's customers. All shipments shall be F.O.B. Manufacturing Plant location. Shipping costs shall be at ABS's expense and ABS shall be responsible for arranging transportation. Alcide shall make a good faith effort to accommodate unscheduled orders. In addition, with each unit of Product, Alcide shall provide, at Alcide's sole expense, with respect to the Products covered by that shipment:

          (i) all necessary or appropriate instructions as to proper use of the Product;

          (ii) warnings on product limitations/safety as deemed appropriate;
               and

         (iii) limited warranty statements in the form attached hereto as Schedule C.

          3.3 Alcide provides the limited warranty described in Schedule C and warrants that Product delivered to ABS will be manufactured under Good Manufacturing Practices standards as defined in the U.S. Food and Drug Administration and will be free from defects. Alcide's sole obligation under this warranty shall be limited to replacement without cost (except all costs for shipping and handling) of any quantity of the Product sold. Alcide also warrants that Alcide is authorized to enter in this Agreement and to grant ABS the distribution rights provided for in Section 2.1. ABS warrants that all advertising and promotional material developed by ABS will be in accordance with the descriptions of Product provided by Alcide and to the best of ABS's knowledge will be accurate in all material respects. ABS warrants that ABS is authorized to enter into this Agreement and this Agreement does not and will not infringe upon any other agreements it may have.

          3.4 Provided that the Product has been distributed by ABS in accordance with this Agreement, Alcide shall indemnify ABS and ABS's officers, directors, employees, agents, dealers and sales representatives against any claims which may arise due to Product defects or defects in instruction and warnings as provided by Alcide or which may arise due to any other breach by Alcide of its warranties set forth in Sections 3.2 and 3.3 hereof and attached Schedule C. ABS agrees to indemnify Alcide against any claims which may arise due to ABS, its officers, directors or employees advising the use of the Product in a manner inconsistent with the stated instructions and warnings on the Product label. Alcide and ABS shall give prompt notice to the other of any claim, threatened claim or litigation which in any way relates to the Product distributed under this Agreement. Alcide and ABS shall provide reasonable cooperation and assistance to each other in the defense of any claim or litigation relating to the use of Product distributed under this Agreement.

          3.5 The agreed upon purchase prices for Product for the Contract Term shall be specified in Schedule D and may only be revised by Alcide with sixty (60) days prior written notice to ABS.


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


                                               CONFIDENTIAL TREATMENT REQUESTED.
                                       THE REDACTED MATERIAL HAS BEEN SEPARATELY
                                                      FILED WITH THE COMMISSION.

          3.6 Payment terms shall be [*]. ABS agrees and understands that interest shall be charged [*].

     4.   PROMOTIONAL ACTIVITIES

          4.1 Alcide shall regularly advise ABS of any new developments concerning Product availability and formulation.

          4.2 ABS will undertake such advertising and promotional activity relating to Product as is deemed appropriate by ABS. Alcide may participate with ABS and other distributors in jointly sponsored promotional programs and continue to sponsor with ABS the annual Presidents Club meetings. ABS will be responsible for whatever operational expenses it incurs in connection with the sale and distribution of the Product.

          4.3 Alcide shall have the right to use all promotional material for which it has partially reimbursed ABS, provided ABS approves such use in writing. Such approval will not be unreasonably withheld.

          4.4  ABS's marketing plans for Product shall be provided to Alcide
[*] and shall be reviewed [*] with regard to events requiring Alcide's financial participation. A list of meetings, seminars and training programs at which Alcide's participation is desired will be submitted ninety (90) days in advance by ABS.

          4.5 A tabulation of ABS's sales by Product shall be provided by ABS to Alcide at the end of each calendar quarter.

          4.6 Thirty days after each ABS fiscal quarter ABS will meet Alcide to discuss (i) sales performance by business unit, which is summarized by strategic business unit and market/Territory; (ii) promotional and marketing activity and the results of the activity; and (iii) appraisal of competitive activity, new products, etc.

     5.   TERM AND TERMINATION

          5.1 This Agreement may be extended upon the mutual agreement of both parties.

          5.2 Either party may terminate this Agreement at any time in the case of a material breach of this Agreement by the other party; provided that written notice, specifying the alleged breach in reasonable detail, shall have been given to the party breaching this Agreement not less than ninety (90) days prior to the effective date of such termination and provided further that the party to which such notice is sent shall have failed to cure such breach within thirty (30) days following such


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


notice. Upon termination of this Agreement, ABS shall sell its inventory of Alcide's Product on the open market or otherwise dispose of the Product.

          5.3 This Agreement may also be terminated by either party, effective immediately upon notice to the other, if the party to which such notice is sent becomes the subject of any bankruptcy, insolvency or similar proceeding.

          5.4 Individual Territories (as defined in Section 1.3) may be removed from this contract by mutual agreement.

     6.   CONFIDENTIALITY

          6.1  Confidential Information

               Alcide and ABS agree, with respect to any confidential information received from the other and identified as confidential information that:

               A. This Section 6.1, Confidential Information, including all subsections, supersedes all previous agreements between ABS and Alcide, in writing or otherwise, with regard to confidential information, except that confidential information disclosed and properly identified as such pursuant to the previous agreements between the parties shall remain subject to the confidentiality obligation provided for therein.

               B. With respect to the disclosure of information by either party to the other pursuant to this Agreement, the disclosure of any portion of such information which the disclosing party regards as confidential information will be made subject to the following conditions:

                    (a) The information must be in writing or in drawing or on some other permanent record and must be clearly marked or identified as being confidential information and must identify such confidential information as being:

                        (i)   marketing;
                        (ii)  technological;
                        (iii) chemical.

                    (b) If confidential information is verbally disclosed, as may happen during meetings of representatives of the parties, then, within ten
(10) working days after such disclosure, the disclosing party will deliver to the other party a letter specifically identifying the confidential information so disclosed and indicating that the information is to be treated as confidential information.

               Neither party shall have any obligation to the other with respect to information disclosed but not identified as confidential information pursuant to this Section 6.1.B.


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


          C. With respect to any confidential information received from the other and identified as confidential information pursuant to Section 6.1.B:

               (a) the receiving party shall use reasonable care to prevent disclosure of the confidential information to any third party without the prior written consent of the disclosing party, and the degree of care taken by the receiving party shall be at least as great as the degree of care which the receiving party takes in protecting its own confidential information; and

               (b) the receiving party will not use confidential information disclosed by the other party for any commercial purpose other than pursuant to this Agreement, or publish or disclose it to third persons without the prior written consent of the disclosing party.

          D. Neither party shall have any obligation with respect to any information disclosed by the other party:

               (a) which is already in the possession of the receiving party at the time of its receipt from the disclosing party;

               (b) which the receiving party lawfully receives from another person whose disclosure thereof to the receiving party does not violate any rights of the disclosing party; or

               (c) which is or becomes published or otherwise publicly available through no act or omission of the receiving party.

          E. ABS's obligation to consider as confidential information disclosed by Alcide for which ABS has been granted rights under this Agreement shall not prevent ABS from using such information to carry out the purposes and intent of this Agreement.

          F. Upon termination of this Agreement, ABS and Alcide shall each, upon the written request of the other, return or destroy all material, copies thereof and extracts therefrom which include any information designated as confidential by the other pursuant to Section 6.1.B. Each may, however, retain, for legal archival purposes only, one copy of all such material.

          G. The provisions of this Section 6.1 shall survive termination of this Agreement and remain in full force and effect as to any item of confidential information for:

               (a) three (3) years if such item of confidential information is marketing information;

               (b) five (5) years if such item of confidential information is technological information; or

               (c) ten (10) years if such item of confidential information is chemical information.


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


     7.   MISCELLANEOUS

          7.1 This Agreement constitutes the entire agreement between ABS and Alcide relating to the Territories, superseding all previous agreements and may be amended only by a written document signed by both parties hereto.

          7.2 All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Agreement shall be in writing and shall be considered as properly given or made if sent by pre-paid first-class mail, overnight courier or delivery service, or if transmitted by any telecommunication device (e.g. telex or telecopier) and addressed or sent to the respective parties' addresses specified below. Either party may change its address by giving prior written notice to the other party of its new address.


          If to Alcide:       Alcide Corporation
                              8561 154th Avenue, N.E.
                              Redmond, Washington  98052
                              Attn:  Joseph A. Sasenick
          with a copy to:     James R. Lisbakken
                              Perkins Coie
                              1201 Third Avenue
                              Seattle, Washington  98101
          If to ABS:          ABS Global, Inc.
                              6908 River Rd., P.O. Box 459
                              DeForest, Wisconsin  53532
                              Attn:  President
          with a copy to:     Peter C. Langenus
                              General Counsel
                              Schnader, Harrison, Segal & Lewis
                              330 Madison Avenue
                              New York, New York  10017


          7.3 Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Delaware except that, as to those matters, if any, as to which law would be superseded by the federal law of the United States of America, that law shall control.


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


          IN WITNESS HEREOF, the parties have executed this Agreement on the date first above written.
                                   Alcide Corporation

                                   By:s/
                                      --------------------------------------
                                   John P. Richards
                                   Executive Vice President
                                   Hereunto Duly Authorized

                                   ABS Global, Inc.

                                   By:s/
                                      --------------------------------------
                                   Dennis McCormick
                                   President, CEO
                                   Hereunto Duly Authorized



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


                                   SCHEDULE A

     Contract term shall mean the two-year period commencing November 1, 1996 and running through and including October 31, 1998.

         Goal amounts of product are as determined by and fixed in U.S. Territory Agreement.



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


                                               CONFIDENTIAL TREATMENT REQUESTED.
                                       THE REDACTED MATERIAL HAS BEEN SEPARATELY
                                                      FILED WITH THE COMMISSION.

                                   SCHEDULE B

          [*]

     Other territories may be added by agreement between Alcide and ABS and said agreement shall be in writing and appended to this contract.

-------------------------------------
[*]

                                   SCHEDULE C

                                LIMITED WARRANTY

     Alcide Corporation warrants to all purchasers of this Product that it has been manufactured in accordance with U.S. regulatory requirements, is free of defects, and is as described in all labeling affixed hereto. Alcide's sole obligation under this warranty shall be limited to replacement without cost (except all costs for shipping and handling) of any quantity of the Product sold.

     THE WARRANTY PROVIDED HEREIN AND THE OBLIGATIONS AND LIABILITIES OF ALCIDE CORPORATION THEREUNDER ARE EXCLUSIVE AND IN LIEU OF, AND BUYER HEREBY WAIVES ALL OTHER REMEDIES, WARRANTIES, GUARANTEES OR LIABILITIES, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE (INCLUDING WITHOUT LIMITATION ANY OBLIGATIONS OF ALCIDE CORPORATION WITH RESPECT TO FITNESS, MERCHANTABILITY AND CONSEQUENTIAL DAMAGES). THE BUYER ACKNOWLEDGES THAT HE IS NOT RELYING ON THE JUDGMENT OF ALCIDE CORPORATION TO SELECT OR FURNISH COMPONENTS OR MATERIALS SUITABLE FOR ANY PARTICULAR PURPOSE AND THAT THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE DESCRIPTION ON THE FACE HEREOF.

                                               CONFIDENTIAL TREATMENT REQUESTED.
                                       THE REDACTED MATERIAL HAS BEEN SEPARATELY
                                                      FILED WITH THE COMMISSION.

                                   SCHEDULE D

     [*] Product will be discounted as follows depending on the quarterly amount of Product that ABS purchases whether for sale within or outside the United States and whether pursuant to this Agreement or any other agreement relating to Product:


     [*]





     [*]


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